Exhibit 5.1
March 6, 2024
Crescent Energy Company
600 Travis Street, Suite 7200
Houston, Texas 77002
Ladies and Gentlemen:
We have acted as counsel for Crescent Energy Company, a Delaware corporation (the “Company”), and certain of its subsidiaries with respect to certain legal matters in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale (a) by the Company, from time to time, pursuant to Rule 415 under the Securities Act, of an indeterminate amount of (i) shares of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock of the Company, in one or more series (the “Preferred Stock”) which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”); and (iii) warrants for the purchase of Common Stock, Preferred Stock or any combination of the foregoing (the “Warrants” and, together with the Common Stock, the Preferred Stock and the Depositary Shares, the “Securities”); and (b) by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 51,806,850 shares of Class A Common Stock (the “Secondary Common Stock”), 51,234,496 of which may be issued upon the redemption of shares of the Company’s Class B common stock, par value $0.0001 per share, along with an equivalent number of limited liability company units of Crescent Energy OpCo LLC, a Delaware limited liability company (“OpCo”) for a share of Common Stock of the Company (the “Redemption Common Stock”). The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and as may be set forth in supplements (each a “Prospectus Supplement”) to the Primary Prospectus (as defined below) contained in the Registration Statement.
We have also participated in the preparation of a Prospectus relating to the Securities (the “Primary Prospectus”) and a Prospectus relating to the Secondary Common Stock (the “Secondary Prospectus” and, together with the Primary Prospectus, the “Prospectuses”) each of which is contained in the Registration Statement to which this opinion is an exhibit.
In connection with the opinions expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, (ii) the Amended and Restated Limited Liability Company Agreement of OpCo, dated as of December 7, 2021 (the “OpCo LLC Agreement”), (iii) the Registration Statement, (iv) the Prospectuses and (v) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied

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upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.
In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will have become effective and comply with all applicable laws; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable prospectus supplement to the applicable Prospectus; (vi) one or more Prospectus Supplements to the applicable Prospectus will, as applicable, have been prepared and filed with the Commission describing the Securities offered thereby; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will, as applicable, have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) any securities issuable upon conversion, exchange or exercise of any Preferred Stock, Depositary Shares or Warrants being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (ix) the Redemption Common Stock will have been issued in accordance with the OpCo LLC Agreement; and (x) the Secondary Common Stock will be sold in the manner set forth in the Registration Statement and the Secondary Prospectus.
Based upon the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:
1.    With respect to shares of Common Stock to be offered and sold by the Company, when both (A) the board of directors (the “Board”) of the Company has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Common Stock shall have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be legally issued, fully paid, and nonassessable;
2.    With respect to shares of any series of Preferred Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the

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preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware (the “Certificate of Designation”) and (B) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock shall have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be legally issued, fully paid and non-assessable;
3.    With respect to the Depositary Shares, when (A) the Company has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware; (B) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (C) the shares of Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable depositary agreement; and (D) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Company, either (i) upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the Depositary Shares will be legally issued;
4.    With respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters; (B) the agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company; and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Warrants and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers either (i) upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration

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approved by the Board, the Warrants will be legally issued and such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);
5.    With respect to shares of Redemption Common Stock, when certificates representing the shares of Redemption Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Redemption Common Stock shall have been properly issued) in accordance with the OpCo LLC Agreement, then the shares of Redemption Common Stock will be legally issued, fully paid, and non-assessable; and
6.    With respect to shares of Secondary Common Stock other than Redemption Common Stock, such shares have been legally issued and are fully paid and nonassessable.
We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.
The foregoing opinions are limited to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectuses forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Vinson & Elkins LLP